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                                                                       EXHIBIT 5

                         LEHMAN BROTHERS HOLDINGS INC.
                         THREE WORLD FINANCIAL CENTER
                              NEW YORK, NY  10285


                                                               December 11, 1995



Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549

Ladies and Gentlemen:

     I am Deputy General Counsel of Lehman Brothers Holdings Inc., a Delaware corporation ("Holdings"). A Registration Statement on Form S-3 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), was filed by Holdings with the Securities and Exchange Commission on the date hereof. The Registration Statement relates to the registration of 8,000,000 shares of Cumulative Voting Preferred Stock, liquidation preference $25.00 per share (the "Preferred Stock") which American Express (the "Selling Stockholder") may offer from time to time.

     In that connection, I or members of my staff have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates and instruments relating to Holdings as I have deemed relevant and necessary to the formation of the opinion hereinafter set forth. In such examination, I have assumed the genuineness and authenticity of all documents examined by me or members of my staff and all signatures thereon, the legal capacity of all persons executing such documents, the conformity to originals of all copies of documents submitted to us and the truth and correctness of any representations and warranties contained therein.

     Based upon the foregoing, I am of the opinion that:

     The Preferred Stock is duly authorized, validly issued, fully paid and non-assessable, and no holder thereof will be subject to personal liability by reason of being such a holder.
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Letter to Securities and Exchange Commission
December 11, 1995
Page 2


     In rendering this opinion, I express no opinion as to the laws of any jurisdiction other than the State of New York, the General Corporation Law of the State of Delaware and the United States of America.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption "Legal Opinions" in the Registration Statement, without admitting that I am an "expert" under the Act, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                             Very truly yours,



                                             Karen M. Muller
                                             Deputy General Counsel